Exhibit 23





                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------






THE BOARD OF DIRECTORS
CAPITAL ASSOCIATES, INC.:


We consent to incorporation by reference in the registration statements on Forms S-8 (No. 33-59570 and No. 33- 68514) and Form S-3 (No. 33-65059) of Capital
Associates, Inc. of our reports dated July 11, 1997, relating to the consolidated balance sheets of Capital Associates, Inc. and subsidiaries as of May 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended May 31, 1997, and the related schedule, which reports appear in the May 31, 1997 Annual Report on Form 10-K of Capital Associates, Inc.





                                       KPMG Peat Marwick LLP

                                       /s/KPMG Peat Marwick LLP
                                       ------------------------

Denver, Colorado
August 12, 1997